For further information contact:
John W. Bordelon, Chairman of the Board, President and CEO
(337) 237-1960

Release Date:	April 18, 2023
For Immediate Release

HOME BANCORP, INC. ANNOUNCES 2023 FIRST QUARTER RESULTS AND
DECLARES QUARTERLY DIVIDEND

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank, N.A. (the “Bank”) (www.home24bank.com), reported financial results for the first quarter of 2023. For the quarter, the Company reported net income of $11.3 million, or $1.39 per diluted common share (“diluted EPS”), up $544,000 from $10.8 million, or $1.32 diluted EPS, for the fourth quarter of 2022.

“The headlines for the quarter focused on two well publicized bank failures which don't tell the whole story," said John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. "Home Bancorp is well capitalized and has appropriate liquidity to meet our customer needs. We continue to attract outstanding commercial talent in various markets throughout our footprint while maintaining a strong credit discipline. Loan growth moderated in the first quarter of 2023 due in part to market volatility. Loans increased approximately 1.5% in 2023 resulting in a net loan growth, excluding PPP, for the seventh consecutive quarter. As we move forward in 2023, we remain committed to providing exceptional service to our new and existing customers. The Company is well positioned for the remainder of 2023.”

First Quarter 2023 Highlights

~~•~~Loans totaled $2.5 billion at March 31, 2023, up $35.6 million, or 1.5%, or 6% annualized, from December 31, 2022.

•Net interest income totaled $31.6 million, down $1.7 million, or 5% from the prior quarter.

•The net interest margin ("NIM") decreased 20 basis points from 4.38% for the fourth quarter of 2022 to 4.18%.

•The Company recorded a $814,000 provision to the allowance for loan losses primarily due to loan growth.

•Nonperforming assets totaled $11.3 million, or 0.35% of total assets, up $336,000, or 3%, from $11.0 million, or 0.34% of total assets, at December 31, 2022 primarily due to one credit relationship being downgraded to substandard.

Loans

Loans totaled $2.5 billion at March 31, 2023, up $35.6 million, or 1%, from December 31, 2022. PPP loans, included in commercial and industrial loans, decreased $466,000, or 7%, from December 31, 2022. The following table summarizes the changes in the Company’s loan portfolio, net of unearned income, from December 31, 2022 to March 31, 2023.

(dollars in thousands)	3/31/2023	12/31/2022	Increase (Decrease)
Real estate loans:
One- to four-family first mortgage	$405,638	$389,616	$16,022	4%
Home equity loans and lines	64,107	61,863	2,244	4
Commercial real estate	1,162,367	1,152,537	9,830	1
Construction and land	318,622	313,175	5,447	2
Multi-family residential	102,604	100,588	2,016	2
Total real estate loans	2,053,338	2,017,779	35,559	2
Other loans:
Commercial and industrial	379,119	377,894	1,225	—
Consumer	33,935	35,077	(1,142)	(3)
Total other loans	413,054	412,971	83	—
Total loans	$2,466,392	$2,430,750	$35,642	1%

The average loan yield was 5.67% for the first quarter of 2023, up 24 basis points from the fourth quarter of 2022. Loan growth during the first quarter of 2023 was across all loan types with the exception of consumer. One- to four-family first mortgage loan growth for the current quarter was primarily in our Acadiana, New Orleans and Southwest Louisiana markets. The growth in commercial real estate and construction loans was primarily within our Houston and Northshore markets.

Credit Quality and Allowance for Credit Losses

Nonperforming assets (“NPAs”) totaled $11.3 million, or 0.35% of total assets, at March 31, 2023, up $336,000, or 3%, from $11.0 million, or 0.34% of total assets, at December 31, 2022. During the first quarter of 2023, the Company recorded net loan recoveries of $5,000, compared to net loan charge-offs of $39,000 during the fourth quarter of 2022.

The Company provisioned $814,000 to the allowance for loan losses in the first quarter of 2023. At March 31, 2023, the allowance for loan losses totaled $30.1 million, or 1.22% of total loans, compared to $29.3 million, or 1.21% of total loans, at December 31, 2022. Provisions to the allowance for loan losses are based upon, among other factors, our estimation of current expected losses in our loan portfolio, which we evaluate on a quarterly basis. Changes in expected losses consider various factors including the changing economic activity, potential mitigating effects of governmental stimulus, borrower specific information impacting changes in risk ratings, projected delinquencies and the impact of industry-wide loan modification efforts, among other factors.

The following tables present the Company’s loan portfolio by credit quality classification as of March 31, 2023 and December 31, 2022.

	March 31, 2023
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$401,296	$1,224	$3,118	$405,638
Home equity loans and lines	64,076	—	31	64,107
Commercial real estate	1,148,828	340	13,199	1,162,367
Construction and land	311,638	5,431	1,553	318,622
Multi-family residential	99,221	—	3,383	102,604
Commercial and industrial	374,364	2,783	1,972	379,119
Consumer	33,672	—	263	33,935
Total	$2,433,095	$9,778	$23,519	$2,466,392

	December 31, 2022
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$385,199	$1,194	$3,223	$389,616
Home equity loans and lines	61,830	—	33	61,863
Commercial real estate	1,138,584	524	13,429	1,152,537
Construction and land	312,008	520	647	313,175
Multi-family residential	97,202	3,312	74	100,588
Commercial and industrial	372,775	1,533	3,586	377,894
Consumer	34,543	—	534	35,077
Total	$2,402,141	$7,083	$21,526	$2,430,750

Investment Securities

The Company's investment securities portfolio totaled $467.6 million at March 31, 2023, a decrease of $20.0 million, or 4% from December 31, 2022. During the first quarter 2023, the Company recorded a net loss of $249,000 related to the sale of available-for-sale investment securities totaling $14.0 million of securities. At March 31, 2023, the Company had a net unrealized loss position on its investment securities of $47.1 million, compared to a net unrealized loss of $54.8 million at December 31, 2022. The Company’s investment securities portfolio had an effective duration of 4.5 years at March 31, 2023 and December 31, 2022.

The following table summarizes the composition of the Company's investment securities portfolio at March 31, 2023.

(dollars in thousands)	Amortized Cost	Fair Value
Available for sale:
U.S. agency mortgage-backed	$341,049	$307,381
Collateralized mortgage obligations	88,800	84,887
Municipal bonds	56,426	48,556
U.S. government agency	20,301	19,322
Corporate bonds	6,980	6,360
Total available for sale	$513,556	$466,506
Held to maturity:
Municipal bonds	$1,070	$1,069
Total held to maturity	$1,070	$1,069

Approximately 38% of the investment securities portfolio was pledged as of March 31, 2023. As of March 31, 2023 and December 31, 2022, the Company had $146.5 million and $170.0 million, respectively, of securities pledged to secure public deposits.

Deposits

Total deposits were $2.6 billion at March 31, 2023, down $75.4 million, or 3%, from December 31, 2022. Non-maturity deposits decreased $111.9 million, or 5% during the first quarter of 2023 to $2.2 billion. The following table summarizes the changes in the Company’s deposits from December 31, 2022 to March 31, 2023.

(dollars in thousands)	3/31/2023	12/31/2022	Increase (Decrease)
Demand deposits	$854,736	$904,301	$(49,565)	(5)%
Savings	288,788	305,871	(17,083)	(6)
Money market	384,809	423,990	(39,181)	(9)
NOW	657,499	663,574	(6,075)	(1)
Certificates of deposit	371,912	335,445	36,467	11
Total deposits	$2,557,744	$2,633,181	$(75,437)	(3)%

The average rate on interest-bearing deposits increased 33 basis points from 0.44% for the fourth quarter of 2022 to 0.77% for the first quarter of 2023. At March 31, 2023, certificates of deposit maturing within the next 12 months totaled $305.1 million.

We obtain most of our deposits from individuals, small businesses and public funds in our market areas. The following table presents our deposits per customer type for the periods indicated.

	March 31, 2023	December 31, 2022
Individuals	51%	51%
Small businesses	39	40
Public funds	8	7
Broker	2	2
Total	100%	100%

The total amounts of our uninsured deposits (deposits in excess of $250,000, as calculated in accordance with FDIC regulations) were $778.0 million at March 31, 2023 and $830.9 million at December 31, 2022. Public funds in excess of the FDIC insurance limits are fully collateralized.

Net Interest Income

The net interest margin ("NIM") decreased 20 basis points from 4.38% for the fourth quarter of 2022 to 4.18% for the first quarter of 2023 primarily due to an increase in the average cost of interest-bearing liabilities, which was partially offset with an increase in the average yield on interest-earning assets. The increase in average cost of interest-bearing liabilities was primarily due to the higher costs on short-term FHLB borrowings and deposits in the first quarter of 2023.

The average loan yield was 5.67% for the first quarter of 2023, up 24 basis points from the fourth quarter of 2022 primarily reflecting increased market rates of interest on variable loans coupled with new loan originations at higher market rates during the period.

Average other interest-earning assets were $53.5 million for the first quarter of 2023, down $8.8 million, or 14%, from the fourth quarter of 2022 primarily due to a reallocation of certain other interest-earning assets to partially fund the increase in loans.

Unrecognized PPP lender fees totaled $84,000 at March 31, 2023. Loan accretion income from acquired loans totaled $668,000 for the first quarter of 2023, down $82,000, or 11% from the fourth quarter of 2022.

The following table summarizes the Company’s average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent (“TE”) yields on investment securities have been calculated using a marginal tax rate of 21%.

	Quarter Ended
	3/31/2023			12/31/2022
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$2,437,770	$34,498	5.67%	$2,374,065	$32,826	5.43%
Investment securities (TE)	535,195	3,142	2.38	549,961	3,214	2.37
Other interest-earning assets	53,456	475	3.60	62,240	555	3.54
Total interest-earning assets	$3,026,421	$38,115	5.05%	$2,986,266	$36,595	4.82%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,349,185	$2,048	0.62%	$1,431,577	$1,463	0.41%
Certificates of deposit	349,683	1,192	1.38	338,389	486	0.57
Total interest-bearing deposits	1,698,868	3,240	0.77	1,769,966	1,949	0.44
Other borrowings	5,539	53	3.89	5,539	53	3.80
Subordinated debt	54,041	851	6.30	53,984	851	6.30
FHLB advances	215,478	2,376	4.41	54,620	456	3.28
Total interest-bearing liabilities	$1,973,926	$6,520	1.33%	$1,884,109	$3,309	0.70%
Net interest spread (TE)			3.72%			4.12%
Net interest margin (TE)			4.18%			4.38%

Noninterest Income

Noninterest income for the first quarter of 2023 totaled $3.3 million, down $28,000, or 1%, from the fourth quarter of 2022. The decrease was related primarily to a net loss on sale of securities totaling $249,000 during the first quarter of 2023, which was partially offset by an increase in bank card fees of $221,000 for the first quarter of 2023 compared to the fourth quarter of 2022.

Noninterest Expense

Noninterest expense for the first quarter of 2023 totaled $19.9 million, down $1.2 million, or 6%, from the fourth quarter of 2022. The decrease was primarily related to lower expenses in foreclosed assets ($769,000 primarily due to a recovery of a previous loss), compensation and benefits expense (down $441,000), marketing and advertising expenses (down $243,000) and franchise and shares tax expense (down $152,000), which were offset with an increase in provision for unfunded commitments.(up $380,000) during the first quarter of 2023.

Capital and Liquidity

At March 31, 2023, shareholders’ equity totaled $345.1 million, up $15.1 million, or 5%, compared to $330.0 million at December 31, 2022. The increase was primarily due to the Company’s earnings of $11.3 million in the quarter and a $5.5 million reduction in the accumulated other comprehensive loss on available for sale investment securities during the first quarter of 2023. The market value of the Company's available for sale securities at March 31, 2023 increased $7.7 million, or 14%, compared to $54.8 million at December 31, 2022. Preliminary Tier 1 leverage capital and total risk-based capital ratios were 10.69% and 14.00%, respectively, at March 31, 2023, compared to 10.43% and 13.63%, respectively, at December 31, 2022.

The following table summarizes the Company's primary and secondary sources of liquidity which were available at March 31, 2023.

(dollars in thousands)	March 31, 2023
Cash and cash equivalents	$107,171
Unpledged investment securities, amortized cost(1)	352,077
FHLB advance availability(1)	913,921
Amounts available from unsecured lines of credit	55,000
Federal Reserve discount window availability(1)	500
Total primary and secondary sources of available liquidity	$1,428,669
________________________
(1) Approximately $148.2 million of securities were moved in April 2023 from Federal Home Loan Bank to the Federal Reserve for future discount window availability at the Federal Reserve.

Dividend and Share Repurchases

The Company announced that its Board of Directors declared a quarterly cash dividend on shares of its common stock of $0.25 per share payable on May 12, 2023, to shareholders of record as of May 1, 2023.

The Company repurchased 10,199 shares of its common stock during the first quarter of 2023 at an average price per share of $32.81. An additional 185,519 shares remain eligible for purchase under the 2021 Repurchase Plan. The book value per share and tangible book value per share of the Company’s common stock was $41.66 and $31.09, respectively, at March 31, 2023.

Non-GAAP Reconciliation

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes intangible assets, PPP loans and certain acquisition related metrics. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company’s financial position and operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies. A reconciliation on non-GAAP information included herein to GAAP is presented below.

	Quarter Ended
(dollars in thousands, except per share data)	3/31/2023	12/31/2022	3/31/2022
Reported net income	$11,320	$10,776	$4,401
Add: Core deposit intangible amortization, net tax	352	350	199
Non-GAAP tangible income	$11,672	$11,126	$4,600

Total assets	$3,266,970	$3,228,280	$3,332,228
Less: Intangible assets	87,527	87,973	87,569
Non-GAAP tangible assets	$3,179,443	$3,140,307	$3,244,659

Total shareholders’ equity	$345,100	$329,954	$337,504
Less: Intangible assets	87,527	87,973	87,569
Non-GAAP tangible shareholders’ equity	$257,573	$241,981	$249,935

Return on average equity	13.53%	13.23%	5.08%
Add: Average intangible assets	5.29	5.52	1.39
Non-GAAP return on average tangible common equity	18.82%	18.75%	6.47%

Common equity ratio	10.56%	10.22%	10.13%
Less: Intangible assets	2.46	2.51	2.43
Non-GAAP tangible common equity ratio	8.10%	7.71%	7.70%

Book value per share	$41.66	$39.82	$39.93
Less: Intangible assets	10.57	10.62	10.36
Non-GAAP tangible book value per share	$31.09	$29.20	$29.57

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2022 describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for credit losses, the impact of the COVID-19 pandemic, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(dollars in thousands)	3/31/2023	12/31/2022	% Change	3/31/2022
Assets
Cash and cash equivalents	$107,171	$87,401	23%	$548,019
Interest-bearing deposits in banks	349	349	—	349
Investment securities available for sale, at fair value	466,506	486,518	(4)	415,260
Investment securities held to maturity	1,070	1,075	—	2,094
Mortgage loans held for sale	473	98	383	4,187
Loans, net of unearned income	2,466,392	2,430,750	1	2,157,969
Allowance for loan losses	(30,118)	(29,299)	3	(26,731)
Total loans, net of allowance for loan losses	2,436,274	2,401,451	1	2,131,238
Office properties and equipment, net	42,844	43,560	(2)	43,929
Cash surrender value of bank-owned life insurance	46,528	46,276	1	40,575
Goodwill and core deposit intangibles	87,527	87,973	(1)	87,569
Accrued interest receivable and other assets	78,228	73,579	6	59,008
Total Assets	$3,266,970	$3,228,280	1	$3,332,228

Liabilities
Deposits	$2,557,744	$2,633,181	(3)%	$2,941,179
Other Borrowings	5,539	5,539	—	5,539
Subordinated debt, net of issuance cost	54,073	54,013	—	—
Federal Home Loan Bank advances	276,727	176,213	57	25,671
Accrued interest payable and other liabilities	27,787	29,380	(5)	22,335
Total Liabilities	2,921,870	2,898,326	1	2,994,724

Shareholders' Equity
Common stock	83	83	—	85
Additional paid-in capital	165,470	164,942	—	164,830
Common stock acquired by benefit plans	(1,969)	(2,060)	4	(2,332)
Retained earnings	215,290	206,296	4	188,386
Accumulated other comprehensive loss	(33,774)	(39,307)	14	(13,465)
Total Shareholders' Equity	345,100	329,954	5	337,504
Total Liabilities and Shareholders' Equity	$3,266,970	$3,228,280	1	$3,332,228

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME
(Unaudited)
	Quarter Ended
(dollars in thousands, except per share data)	3/31/2023	12/31/2022	% Change	3/31/2022	% Change
Interest Income
Loans, including fees	$34,498	$32,826	5%	$22,671	52%
Investment securities	3,142	3,214	(2)	1,618	94
Other investments and deposits	475	555	(14)	277	71
Total interest income	38,115	36,595	4	24,566	55
Interest Expense
Deposits	3,240	1,949	66%	893	263%
Other borrowings	53	53	—	53	—
Subordinated debt expense	851	851	—	—	—
Federal Home Loan Bank advances	2,376	456	421	109	2080
Total interest expense	6,520	3,309	97	1,055	518
Net interest income	31,595	33,286	(5)	23,511	34
Provision for loan losses	814	1,987	(59)	3,215	(75)
Net interest income after provision for loan losses	30,781	31,299	(2)	20,296	52
Noninterest Income
Service fees and charges	1,250	1,198	4%	1,165	7%
Bank card fees	1,787	1,566	14	1,454	23
Gain on sale of loans, net	57	22	159	299	(81)
Income from bank-owned life insurance	253	257	(2)	214	18
Loss on sale of securities, net	(249)	—	—	—	—
(Loss) gain on sale of assets, net	(17)	9	(289)	5	(440)
Other income	230	287	(20)	249	(8)
Total noninterest income	3,311	3,339	(1)	3,386	(2)
Noninterest Expense
Compensation and benefits	12,439	12,880	(3)%	10,159	22%
Occupancy	2,350	2,261	4	1,803	30
Marketing and advertising	307	550	(44)	407	(25)
Data processing and communication	2,321	2,295	1	2,195	6
Professional fees	364	392	(7)	542	(33)
Forms, printing and supplies	187	182	3	146	28
Franchise and shares tax	541	693	(22)	391	38
Regulatory fees	539	511	5	446	21
Foreclosed assets, net	(739)	30	(2563)	402	(284)
Amortization of acquisition intangible	446	443	1	252	77
Provision for credit losses on unfunded commitments	210	(170)	224	302	(30)
Other expenses	975	1,114	(12)	1,195	(18)
Total noninterest expense	19,940	21,181	(6)	18,240	9
Income before income tax expense	14,152	13,457	5	5,442	160
Income tax expense	2,832	2,681	6	1,041	172
Net income	$11,320	$10,776	5	$4,401	157

Earnings per share - basic	$1.40	$1.33	5%	$0.53	164%
Earnings per share - diluted	$1.39	$1.32	5%	$0.53	162%

Cash dividends declared per common share	$0.25	$0.24	4%	$0.23	9%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
	Quarter Ended
(dollars in thousands, except per share data)	3/31/2023	12/31/2022	% Change	3/31/2022	% Change
EARNINGS DATA
Total interest income	$38,115	$36,595	4%	$24,566	55%
Total interest expense	6,520	3,309	97	1,055	518
Net interest income	31,595	33,286	(5)	23,511	34
Provision for loan losses	814	1,987	(59)	3,215	(75)
Total noninterest income	3,311	3,339	(1)	3,386	(2)
Total noninterest expense	19,940	21,181	(6)	18,240	9
Income tax expense	2,832	2,681	6	1,041	172
Net income	$11,320	$10,776	5	$4,401	157

AVERAGE BALANCE SHEET DATA
Total assets	$3,219,856	$3,173,676	1%	$2,977,559	8%
Total interest-earning assets	3,026,421	2,986,266	1	2,783,614	9
Total loans	2,437,770	2,374,065	3	1,862,616	31
PPP loans	6,386	6,883	(7)	31,326	(80)
Total interest-bearing deposits	1,698,868	1,769,966	(4)	1,779,832	(5)
Total interest-bearing liabilities	1,973,926	1,884,109	5	1,811,166	9
Total deposits	2,578,369	2,707,823	(5)	2,576,378	—
Total shareholders' equity	339,311	323,102	5	351,337	(3)

PER SHARE DATA
Earnings per share - basic	$1.40	$1.33	5%	$0.53	164%
Earnings per share - diluted	1.39	1.32	5	0.53	162
Book value at period end	41.66	39.82	5	39.93	4
Tangible book value at period end	31.09	29.20	6	29.57	5
Shares outstanding at period end	8,284,130	8,286,084	—	8,453,014	(2)
Weighted average shares outstanding
Basic	8,087,524	8,070,734	—%	8,270,209	(2)%
Diluted	8,136,583	8,119,481	—	8,336,561	(2)

SELECTED RATIOS (1)
Return on average assets	1.43%	1.35%	6%	0.60%	138%
Return on average equity	13.53	13.23	2	5.08	166
Common equity ratio	10.56	10.22	3	10.13	4
Efficiency ratio (2)	57.12	57.83	(1)	67.81	(16)
Average equity to average assets	10.54	10.18	4	11.80	(11)
Tier 1 leverage capital ratio (3)	10.69	10.43	2	8.67	23
Total risk-based capital ratio (3)	14.00	13.63	3	12.28	14
Net interest margin (4)	4.18	4.38	(5)	3.39	23

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio (5)	8.10%	7.71%	5%	7.70%	5%
Return on average tangible common equity (6)	18.82	18.75	—	6.47	191

(1)With the exception of end-of-period ratios, all ratios are based on average daily balances during the respective periods.
(2)The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.
(4)Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.
(5)Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	3/31/2023			12/31/2022			3/31/2022
(dollars in thousands)	Originated	Acquired	Total	Originated	Acquired	Total	Originated	Acquired	Total
CREDIT QUALITY (1)
Nonaccrual loans(2)	$5,546	$5,686	$11,232	$4,336	$6,177	$10,513	$5,515	$15,598	$21,113
Accruing loans 90 days or more past due	—	—	—	2	—	2	—	—	—
Total nonperforming loans	5,546	5,686	11,232	4,338	6,177	10,515	5,515	15,598	21,113
Foreclosed assets and ORE	—	80	80	151	310	461	536	729	1,265
Total nonperforming assets	5,546	5,766	11,312	4,489	6,487	10,976	6,051	16,327	22,378
Performing troubled debt restructurings	4,230	1,583	5,813	4,600	1,605	6,205	3,797	1,100	4,897
Total nonperforming assets and troubled debt restructurings	$9,776	$7,349	$17,125	$9,089	$8,092	$17,181	$9,848	$17,427	$27,275

Nonperforming assets to total assets			0.35%			0.34%			0.67%
Nonperforming loans to total assets			0.34			0.33			0.63
Nonperforming loans to total loans			0.46			0.43			0.98

(1)It is our policy to cease accruing interest on loans 90 days or more past due, with certain limited exceptions. Nonperforming assets consist of nonperforming loans, foreclosed assets and surplus real estate (ORE). Foreclosed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure. ORE consists of closed or unused bank buildings.
(2)Nonaccrual loans include originated restructured loans placed on nonaccrual totaling $3.0 million, $3.1 million and $3.6 million at March 31, 2023, December 31, 2022 and March 31, 2022, respectively. Acquired restructured loans placed on nonaccrual totaled $3.2 million, $3.7 million and $3.0 million at March 31, 2023, December 31, 2022 and March 31, 2022, respectively.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION - CONTINUED
(Unaudited)
	3/31/2023			12/31/2022			3/31/2022
	Collectively Evaluated	Individually Evaluated	Total	Collectively Evaluated	Individually Evaluated	Total	Collectively Evaluated	Individually Evaluated	Total
ALLOWANCE FOR CREDIT LOSSES
One- to four-family first mortgage	$3,356	$—	$3,356	$2,883	$—	$2,883	$2,056	$—	$2,056
Home equity loans and lines	753	—	753	624	—	624	539	—	539
Commercial real estate	13,344	450	13,794	13,264	550	13,814	12,878	2,324	15,202
Construction and land	4,921	—	4,921	4,680	—	4,680	4,112	—	4,112
Multi-family residential	608	—	608	572	—	572	554	—	554
Commercial and industrial	5,831	143	5,974	5,853	171	6,024	3,200	440	3,640
Consumer	712	—	712	702	—	702	628	—	628
Total allowance for credit losses	$29,525	$593	$30,118	$28,578	$721	$29,299	$23,967	$2,764	$26,731

Unfunded lending commitments(3)	2,303	—	2,303	2,093	—	2,093	2,117	—	2,117
Total allowance for credit losses	$31,828	$593	$32,421	$30,671	$721	$31,392	$26,084	$2,764	$28,848

Allowance for loan losses to nonperforming assets			266.25%			266.94%			119.45%
Allowance for loan losses to nonperforming loans			268.14%			278.64%			126.61%
Allowance for loan losses to total loans			1.22%			1.21%			1.24%
Allowance for credit losses to total loans			1.31%			1.29%			1.34%

Year-to-date loan charge-offs			$93			$1,398			$316
Year-to-date loan recoveries			98			704			465
Year-to-date net loan recoveries (charge-offs)			$5			$(694)			$149
Annualized YTD net loan recoveries (charge-offs) to average loans			—%			(0.03)%			0.03%
(3)The allowance for unfunded lending commitments is recorded within accrued interest payable and other liabilities on the Consolidated Statements of Financial Condition.